                                                                    Exhibit 12.1



                       THE ROUSE COMPANY AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

                                                          Nine months ended
                                                            September 30,                   Year ended December 31,
                                                         -------------------   ----------------------------------------------------
                                                           1994       1993       1993       1992       1991       1990       1989
                                                         --------   --------   --------   --------   --------   --------   --------
Earnings (loss) before income taxes, extraordinary
 loss and cumulative effect of change in accounting
 principle.............................................  $  6,377   $  2,118   $  3,072   $(20,783)  $  5,245   $    257   $ 17,831

Fixed charges:
 Interest costs........................................   163,786    165,227    219,705    221,907    219,538    200,469    175,740
 Capitalized interest..................................    (5,033)    (7,244)    (8,899)   (15,098)   (21,243)   (29,947)   (23,283)
 Amortization of debt issuance costs...................     1,581      2,293      2,801      3,571      3,173      2,833      2,298
 Portion of rental expense representative of
 interest factor(1)....................................    11,055     14,136     15,988     14,739     15,265     12,465     12,517
 Support for debt service costs provided to
 affiliates accounted for under the equity method......         0         23         31        389      1,106      2,081      1,005

Adjustments to earnings (loss):
 Minority interest in earnings of majority-owned
 subsidiaries having fixed charges.....................     1,530      1,344      1,909      1,747      2,118      1,698      1,691
 Undistributed earnings of less than 50%-owned
 subsidiaries..........................................      (121)       (51)       (68)       (84)      (540)      (222)      (371)
Previously capitalized interest amortized into earnings:
 Depreciation of operating properties(2)...............     2,752      2,704      3,605      3,474      3,145      2,683      2,323
 Cost of land sales(3).................................     1,376      1,063      1,627      1,295        928        956      1,455
                                                         --------   --------   --------   --------   --------   --------   --------
 Earnings available for fixed charges                    $183,303   $181,613   $239,770   $211,157   $228,735   $193,273   $191,206
                                                         ========   ========   ========   ========   ========   ========   ========

Fixed charges:
 Interest costs........................................   163,786    165,227    219,705    221,907    219,538    200,469    175,740
 Amortization of debt expense..........................     1,581      2,293      2,801      3,571      3,173      2,833      2,298
 Portion of rental expense representative of
 interest factor(1)....................................    11,055     14,136     15,988     14,739     15,265     12,465     12,517
 Support for debt service costs provided to
 affiliates accounted for under the equity
 method................................................         0         23         31        389      1,106      2,081      1,005
                                                         --------   --------   --------   --------   --------   --------   --------
 Total fixed charges                                     $176,422   $181,679   $238,524   $240,605   $239,082   $217,848   $191,560
                                                         ========   ========   ========   ========   ========   ========   ========

Ratio of earnings to fixed charges.....................      1.04         --       1.01         --         --         --         --
                                                         ========   ========   ========   ========   ========   ========   ========

____________________
(1) Includes (a) 80% of minimum rentals, the portion of such rentals considered to be a reasonable estimate of the interest factor and (b) 100% of contingent rentals of $4,150,000 and $7,133,000 for the nine months ended September 30, 1994 and 1993, respectively, and $10,006,000, $8,106,000,
     $8,458,000, $5,588,000 and $5,458,000 for the years ended December 31,
     1993, 1992, 1991, 1990, and 1989, respectively.

(2) Represents an estimate of depreciation of capitalized interest costs based on the Company's established depreciation policy and an analysis of interest costs capitalized since 1971.

(3) Represents 10% of cost of land sales, the portion of such cost considered to be a reasonable estimate of the interest factor.

(4) Total fixed costs exceeded the Company's earnings available for fixed charges by $66,000 for the nine months ended September 30, 1993 and by $29,449,000, $10,347,000, $24,575,000 and $354,000 for the years ended
     December 31, 1992, 1991, 1990, and 1989, respectively.